UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2009 (January 16, 2009)

Whitestone REIT

(Exact name of registrant as specified in its charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas  77063

(Address of principal executive offices)   (Zip Code)

(713) 827-9595

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2009, Whitestone REIT (the “Company”),operating through Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), acquired Spoerlein Commons, a mixed use-garden style complex of retail, medical, and professional office tenants located in Buffalo Grove, Illinois (the “Property”).  The Operating Partnership acquired the Property pursuant to the terms and conditions of the purchase, sale and contribution agreement dated December 18, 2008 (the “Agreement”) between the Operating Partnership and Bank One, Chicago, NA, as trustee under the Trust Agreement dated January 29, 1986 and known as Trust Number TWB-0454 (“Seller”). Midwest Development Venture IV, an Illinois limited partnership (“Midwest”), is the sole beneficiary of the Seller under the Trust Agreement.

The Property represents an acquisition for the Company, and a substantial equity investment on behalf of the Seller. In exchange for the Property, the Operating Partnership paid Seller $5,500,000, received credit for net prorations of $275, 854 and issued 703,912 Units of the Operating Partnership (the “Units”), valued at $5.15 per Unit, for a total purchase price of $9,401,000.

Midwest, the sole beneficiary of the Seller, is entitled to all earnings and proceeds from the sale of the Property. James C. Mastandrea, our Chairman, President and Chief Executive Officer, is the controlling limited partner in Midwest and as such, had an ownership interest in the Property and is entitled to a portion of the proceeds from the sale of the Property to the Operating Partnership. Because of Mr. Mastandrea’s relationship with the Seller, a special committee of the independent members of the Board of Trustees including Donald F. Keating, Jack L. Mahaffey, and Chris A. Minton determined the terms of the transaction, which included the use of an independent appraiser to value the Property.

No brokerage commission was paid by the Company for this acquisition, and in relation to Mr. Mastandrea’s investment, there was no front end load, meaning that 100% of the amount paid is working for the benefit of the Company’s shareholders.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 above is incorporated in this Item 3.02 by reference.

In connection with the closing of the Property and the investment on behalf of the Seller, the Operating Partnership issued 703,912 Units to Midwest for its contribution of the Property to the Operating Partnership.  The Units were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The issuance was not effected using any form of general advertising or general solicitation and the issuance was made to a qualified investor.

The Units are convertible on a one-for-one basis into Common Shares of the Company at any time after July 1, 2009 in accordance with the terms of the Operating Partnership’s Limited Partnership Agreement, as amended (the “Limited Partnership Agreement”).  The Seller will not be entitled to any dividends or distributions with respect to the Units prior to June 30, 2009.

In the event James C. Mastandrea is not re-elected as a trustee of the Company at the 2009 Annual Meeting of Shareholders and appointed Chairman, President and Chief Executive Officer for any reason, the Operating Partnership would be obligated to repurchase the Units or any Common Shares issued upon conversion of the Units (as the case may be), in cash for $5.15 for each Unit or Common Share issued to Midwest in connection with the sale of the Property discussed above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release dated January 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 21, 2009	WHITESTONE REIT

	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer